EX - 10.2

AGREEMENT & PLAN OF REORGANIZATION


                      AGREEMENT AND PLAN OF REORGANIZATION

         Agreement and Plan of Reorganization ("Agreement") between Fidelity Capital Group Holdings, Inc., a Nevada corporation ("FCGH"), and Raece Richardson, the sole shareholder (the "Shareholder"), being the owner of record of all of the issued and outstanding shares of Icon Trading, Inc., a California corporation, which is the owner of the following wholly owned subsidiaries:

         1.  Stitch Free Technology, Inc., a California corporation,
         2.  TSA Skateboard Clothing, Inc., a California corporation,
         3.  Tigullio Dive Products, Inc., a California corporation, and
         4.  Diakka Watches, Inc., a California corporation

         WHEREAS, on October 1, 1999, an option to purchase the above referenced subsidiaries of Icon Trading, Inc. was granted to Fidelity Capital Group Holdings, Inc.; and

         WHEREAS, FCGH now wishes to exercise that option and acquire the hereinbefore named subsidiaries and the Shareholder wishes to transfer all of the issued and outstanding stock in each of the hereinbefore named subsidiaries of Icon Trading, Inc. in exchange for 5,000,000 shares of common stock of FCGH the value of said stock to be determined based upon the market value of said shares on the date of closing of this transaction.

         Additionally, as a condition of this Agreement, the parties understand and agree that Icon Trading, Inc. entered into subscription agreements with 1184 subscribers ["the 1184 Subscribers"] who were to receive stock in Icon Trading in exchange for monies which were solicited by Icon Trading from them and which was paid and used in Icon Trading to develop the various subsidiaries of Icon Trading which FCGH is now purchasing.

         Therefore, as a condition of the purchase of the subsidiaries, FCGH agrees to issue to the 1184 subscribers to shares in Icon Trading, a number of shares in FCGH equal to the number of shares which the said subscriber had subscribed in Icon Trading.

         NOW, THEREFORE, FCGH and the Shareholder adopts this Plan of Reorganization and the parties agree as follows:

SECTION 1.  EXCHANGE OF STOCK

         1.01 NUMBER OF SHARES. The Shareholder agrees to transfer to FCGH at losing all shares of stock presently owned by Icon Trading, Inc. in Stitch Free

Closing all shares of stock presently owned by Icon Trading, Inc. in Stitch Free Technology, Inc., TSA Skateboard Clothing, Inc., Tigullio Dive Products, Inc. and Diakka Watches, Inc. [hereinafter referred to as "the Company Shares"] in exchange for 5,000,000 shares of FCGH.

         1.02 DELIVERY OF CERTIFICATES BY SHAREHOLDERS. The transfer of the Company Shares by the Shareholders shall be effected by the delivery to FCGH at the Closing of certificates representing the Company Shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank or broker-dealer.

         1.03 FURTHER ASSISTANCE. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as FCGH may request in order to more effectively sell, transfer and assign the transferred Company Shares to FCGH and to confirm FCGH's title thereto.

         1.04 CHANGES IN FCGH'S CAPITALIZATION. Based upon the authorization of the Board of Directors of FCGH made on October 1, 1999, all shares in FCGH which were outstanding as of January 2, 2000 shall be reverse split 1 share for every 50 shares outstanding as of that date. The shares being issued to the Shareholder and to the 1184 Subscribers under the terms of this Agreement will be post-split shares.

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         1.05 CHANGE IN NAME OF CORPORATION.  Upon closing or as soon thereafter as practicable FCGH shall change its name to Cyrus Industries, Inc. and shall after that time be known as Cyrus Industries, Inc.


SECTION 2.  CLOSING

         2.01 The closing contemplated by Section 1.01 (the "Closing") shall be held at the offices of FCGH , on May 1, 2000, or as soon as practical thereafter unless another place or time is agreed upon in writing by the parties.

         2.02 The effective date of this transaction for purposes of reflecting the income and expense of the Company on the consolidated balance sheet and income statement of FCGH shall be January 2, 2000 even though this Agreement is being executed at a later date.


SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholder hereby warrants, represents and agrees as follows:

         3.01 CORPORATE STATUS. Each of the companies being transferred is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is licensed or qualified as a corporation in all jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         3.02 CAPITALIZATION. The authorized capital stock of each of the companies consists of 10,000 shares of common stock, of which 1,000 shares are issued and outstanding in each. All such shares are fully paid and non-assessable.

        3.03 FINANCIAL STATEMENTS. The financial statements of each of the Companies has been furnished to FCGH , consisting of an unaudited balance sheet as of June 1, 2000 and a related statement of income for the period then ended (the "Financial Statements") will be delivered at the Closing, will be correct and fairly present the financial condition of the Company as of the dates and for the periods involved.

         3.04 UNDISCLOSED LIABILITIES. None of the Companies has any liabilities of any nature except to the extent reflected or reserved against in the Financial Statements, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, and the Companys' accounts receivable are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in the Financial Statements.

         3.05 INTERIM CHANGES. Between January 2, 2000 and the date this Agreement is executed, there have not been, (1) any changes in any of the Companys' financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse; (2) any damage, destruction or loss of or to the Companys' property, whether or not covered by insurance; (3) any declaration or payment of any dividends or other distribution in respect of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition or any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits or other commitments to employees.

         3.06 TITLE TO PROPERTY. Icon Trading, Inc. has good and marketable title to all properties and assets, real and personal, reflected in the Financial Statements of each of the Companies, except as since sold or otherwise disposed of in the ordinary course of business, and the Company's properties and assets are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein, with respect to which no default exists.

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         3.07 LITIGATION. There is no litigation or proceeding pending, or to
Shareholders' knowledge threatened, against or relating to the Company, its properties or business except as follows:

On September 1, 1999, Raece Richardson, one of the major shareholders in FCGH agreed to a preliminary injunction in the matter of PACIFIC SIMPSON, INC. AND EXPANDED SEAM TECHNOLOGIES V. MARTIN GILCHRIST, et al., Superior Court, State of California, County of Orange, Case No. 813160, which enjoined Raece Richardson, and Martin Gilchrist among others from utilizing or revealing to any third party what was known as EST technology and from contacting any vendors or suppliers or representatives relating to LEST technology or claiming any interest in the LEST technology. LEST technology is not used in any FCGH product and it is not anticipated that it will ever be used in any FCGH product and for that reason, the defendants in the above referenced action agreed to allow the injunction to issue.

Additionally, Icon Trading and Raece Richardson entered into a consent agreement with the State of Pennsylvania to cease and desist the sale of subscription agreements for unregistered shares by Icon Trading and an investigation has been commenced by the States of Iowa, Kansas and Washington which will lead to a cease and desist order of a similar nature which may involve fines against Icon Trading and Raece Richardson. Raece Richardson warrants to FCGH that no sales of subscription agreements have been made after March 20, 2000 and that all sales ceased as of that date.

         3.08 ACCESS TO RECORDS, ETC. From the date of this Agreement to the Closing, the Shareholder will cause each of the Companies (1) to give to FCGH and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that FCGH may inspect and audit them; and (2) to furnish such information concerning the Company's properties and affairs as FCGH may reasonably request.

         3.09 CONFIDENTIALITY Until the Closing (and permanently if there is no Closing), the Shareholder and his representatives will keep confidential any information which they obtain from FCGH concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by June 1, 2000, the Shareholder will return to FCGH all written matter with respect to FCGH obtained by them in connection with the negotiation or consummation of this Agreement.

         3.10 TITLE TO SHARES. The Shareholder is, in the aggregate, the owner, free and clear of any liens, claims and encumbrances, of all Company Shares.

         3.11 INVESTMENT INTENT. The Shareholder is acquiring the FCGH Shares for his own respective accounts, for investment purposes, and not for or with a view to resale or distribution. The FCGH shares shall bear a legend to the effect that they represent restricted securities which may not be sold, transferred or hypothecated in the absence of a registration statement under the Securities Act of 1933, as amended, or an opinion of counsel that registration is not required.


SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF FCGH

         FCGH represents and warrants to, and covenants with the Shareholders as follows:

         4.01 CORPORATE STATUS. FCGH is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

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         4.02 CAPITALIZATION. The authorized capital stock of FCGH consists of
50,000,000 shares of common stock, having a par value of $.001 per share, of which 350,175 post-split free-trading shares are outstanding following the 50 to 1 reverse split not including those post-split shares which will be issued to the Sharehdolder and to the 1184 Shareholders.

         4.03 UNDISCLOSED LIABILITIES. FCGH has no liabilities of any nature except to the extent reflected in Exhibit C, attached hereto.

         4.04 TITLE TO PROPERTY. FCGH has good and marketable title to all properties and assets, real and personal, and FCGH 's properties and assets are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein, with respect to which no default exists.

         4.05 LITIGATION. There is no litigation or proceeding pending, or to FCGH 's knowledge threatened, against or relating to FCGH , its properties or business other than as follows:

On June 3, 1999, Fidelity Capital Group Holdings, Inc. was sued by Steven I. Cohen of Greenville, North Carolina in the United States District Court for the Eastern District of North Carolina, Case No. 4:99-CV-76-H3, in which the plaintiff alleges that on or about June 6, 1998, a dealer broker by the name of International Bond and Share, and its agent, Michael Posculli, Jr., solicited the plaintiff to purchase shares in the corporation under a Regulation 504 exemption and that the plaintiff purchased 20,000 shares of stock in the Company for $100,000.00. Plaintiff claims that the agent for the broker dealer, Michael Posculli, promised the plaintiff a doubling of his money in 5 days and told him that the investment was a "sure thing." The plaintiff claims that he confirmed the promises made by Posculli by speaking on the telephone with Craig Brown, then president of the Company, in California. The plaintiff further claims that the 504 offering could only be made to residents of California, New York, Connecticut, Florida, Colorado and the District of Columbia and that the plaintiff resided in North Carolina. The plaintiff claims damages in the amount of $95,000.00 for the loss in the value of his stock investment, additionally requesting recission and return of his $100,000.00 investment. Company records show that the plaintiff claimed to be a resident of Florida at the time he was solicited and gave a Florida address. The Company president at the time, Craig Brown, has no recollection of ever speaking to the plaintiff on the telephone. International Bond and Share is no longer in business and Michael Posculli's whereabouts are currently unknown. The Company was served on this matter on May 16, 2000. The Company has retained Lawrence R. Young & Associates, P.C. to file a motion to dismiss in North Carolina on the basis that the action was not brought in the proper venue or, in the alternative, to change venue to California. Counsel for the Company does not believe that the Company has any direct liability to the plaintiff but, there is a potential that the Company could be required to pay the plaintiff his losses or to return his initial investment. Additionally, the Company will be required to pay attorneys fees and costs in connection with the defense of this lawsuit.

         4.06 CONFIDENTIALITY. Until the Closing (and permanently if there is no Closing), the Company and its representatives will keep confidential any information which it obtained from the Company concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by May 1, 2000 FCGH will return to the Company all written matter with respect to the Company obtained by it in connection with the negotiation or consummation of this Agreement.

         4.07 INVESTMENT INTENT. FCGH is acquiring the Company Shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and FCGH has no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Company Shares.

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         4.08 CORPORATE AUTHORITY. FCGH has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the Shareholders at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

         4.09 DUE AUTHORIZATION. Execution of this Agreement and performance by FCGH hereunder has been or prior to the Closing will be duly authorized by all requisite corporate and Shareholders action on the part of FCGH , and this Agreement constitutes a valid and binding obligation of FCGH and performance hereunder will not violate any provision of FCGH 's Articles of Incorporation, Bylaws, mortgages, agreements with third parties or other commitments.

SECTION 5.  CONDUCT OF COMPANY PENDING THE CLOSING

         The Shareholder agrees that from the date of this Agreement until the Closing none of the Companies will conduct themselves in the following manner:

         5.01 CERTIFICATE OF INCORPORATION AND BYLAWS. The Companies will not change their respective Certificate of Incorporation or Bylaws.

         5.02 CAPITALIZATION, ETC. The Companies will not make any change in their respective authorized, issued or outstanding capital stock; grant any stock option or right to purchase shares of its capital stock; issue any security convertible into shares of its capital stock; purchase, redeem, retire, or otherwise acquire any shares of its capital stock; or agree to do any of the foregoing; or declare, set aside or pay any dividend or other distribution in respect of its capital stock.

         5.03 BUSINESS IN ORDINARY COURSE. Each of the Companies will conduct their business in the ordinary course and will (1) use their best efforts to preserve their respective business organizations intact, to keep available to FCGH the services of their present officers and employees and to preserve the goodwill of suppliers, customers and others having business relations with it;
(2) maintain their properties in customary repair, working order and condition, reasonable wear and tear and damage by casualty excepted; (3) keep in force at no less than their present limit all policies of insurance; (4) make no material change in the customary terms and conditions on which it extends credit to customers; and (5) enter into no sale, lease, contract, commitment or other transaction; provided, however, that nothing in this Section 5.03 shall prohibit compliance by the Company with, or the Company's borrowings or repayment funds pursuant to, and agreements or other commitments disclosed by the Company to FCGH .

         5.04 BANKING ARRANGEMENTS; POWERS OF ATTORNEY. None of the Companies will make any changes in their respective banking and safe deposit arrangements and will not grant any powers of attorney.

         5.05 ACCOUNTING PRACTICES. Except as required by generally accepted accounting principles, none of the Companies will make any changes in their accounting methods or practices.

         5.06 MERGER, ETC. None of the Companies will merge or consolidate with any other corporation; sell or lease all or substantially all of its assets and business; acquire all or substantially all of the stock of the business or assets or any other person, corporation or business organization; or agree to do any of the foregoing.

SECTION 6.  COVENANTS AFTER THE CLOSING

         6.01 AFTER CLOSING. From and after the Closing, all parties hereto agree to issue certificates representing the FCGH Shares to the Shareholders of the Company pursuant to Paragraph 1.01 hereof.

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SECTION 7.  CONDITIONS PRECEDENT - FCGH

         All obligations of FCGH under this Agreement are subject, at FCGH 's option, to the fulfillment, before or at the Closing, of each of the following conditions:

         7.01 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The Shareholder representations and warranties contained in this Agreement shall be true and correct as of the date hereof and as of the Closing in all material respects.

         7.02 DUE PERFORMANCE. The Shareholder shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

         7.03 BOOKS AND RECORDS. The Shareholder has caused each of the Companies to make available to FCGH all books and records of each of the Companies, including minute books and stock transfer records.


SECTION 8.  CONDITIONS PRECEDENT - THE SHAREHOLDER

         All obligations of the Shareholder under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

         8.01 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. FCGH's representations and warranties contained in this Agreement shall be true and correct as of the date hereof at and as of the Closing in all material respects.

         8.02 DUE PERFORMANCE. FCGH shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

         8.03 REVOCATION OF PRIOR AUTHORIZATIONS. The Shareholder shall have delivered to FCGH , certified copies of resolutions of each of the Companys' Boards of Directors revoking as of the Closing all prior authorizations, powers of attorney, designations and appointments relating to the signing of checks, borrowing of funds, access to corporate safe deposit boxes and other similar matters, to the extent requested by FCGH .

         8.04 RESIGNATIONS. There shall have been delivered to FCGH the signed resignations of such directors of the Company as FCGH shall request, dated as of the Closing.

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SECTION 9.  INDEMNIFICATION

         9.01 INDEMNIFICATION OF FCGH . The Shareholder severally (and not jointly) agrees to indemnify FCGH against any loss, damage or expense (including reasonable attorneys' fees) suffered by FCGH from (1) any breach by the Shareholders of this Agreement; or (2) any inaccuracy in or breach of any of the representations, warranties or covenants by the Shareholders herein; provided, however that (a) FCGH shall be entitled to assert rights of indemnification hereunder only if and to the extent that it suffers losses, damages and expenses (including reasonable attorneys' fees) exceeding $50,000 in the aggregate; and
(b) FCGH shall give notice of any claims hereunder within the twenty-four (24) month period beginning on the date of the Closing. No loss, damage or expense shall be deemed to have been sustained by FCGH to the extent of insurance proceeds paid to, or tax benefits realizable by, FCGH or the Company as a result of the event giving rise to such light indemnification.

         9.02 INDEMNIFICATION OF SHAREHOLDERS. FCGH agrees to indemnify the Shareholders against any loss, damage or expense (including reasonable attorneys' fees) suffered by any of the Shareholders from (1) any breach by FCGH of this Agreement; or (2) any inaccuracy in or breach of any of FCGH 's representations, warranties or covenants herein.

         9.03 DEFENSE OF CLAIMS. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. So long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

SECTION 10.  TERMINATION

         10.01 TERMINATION. This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Shareholders or FCGH if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the Shareholders of FCGH if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing by June 1, 2000

SECTION 11.  GENERAL PROVISIONS

         11.01 FURTHER ASSURANCES. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         11.02 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         11.03 BROKERS. Each party represents to the other party that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other party against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

         11.04 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

                                    To:    Fidelity Capital Group Holdings, Inc.
                                           c/o Craig H. Brown
                                           ------------------
                                           410 Broadway, 2nd Floor
                                           Laguna Beach, CA  92651

                                    To:    Icon Trading, Inc.
                                           c/o Raece Richardson
                                           --------------------
                                           PO Box 231
                                           Huntington Beach, CA  92648

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         11.05 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

         11.06 HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.07 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

         11.08 ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

         11.09 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be considered as original signatures.



         Effective this 23rd day of December, 1999 and executed as of this 20th day of April, 2000.


Fidelity Capital Group Holdings, Inc.


By: /s/ Craig H. Brown
----------------------
Craig H. Brown
President
FCGH Industries, Inc.


SHAREHOLDER OF Icon Trading Inc.,


By: /s/ Raece Richardson
------------------------
        Raece Richardson
        President & Sole Shareholder

Shares of FCGH being issued: 5,000,000



By: /s/ Raece Richardson
------------------------
Raece Richardson
Sole Shareholder of Icon Trading, Inc.
Individually


Stitch Free Technology, Inc.


By: s/ Todd Ashment
-----------------------
        Todd Ashment
        President

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TSA Skateboard Clothing, Inc.


By: s/ Todd Ashment
-----------------------
        Todd Ashment
        President


Tigullio Dive Products, Inc.


By: /s/ Todd Ashment
-----------------------
        Todd Ashment
        President


Diakka Watches, Inc.,


By: /s/ Todd Ashment
-----------------------
        Todd Ashment
        President


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